UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 1st Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report, the Company’s employment of Mr. William A. Marshall, its former Chief Financial Officer and Treasurer, ended on March 1, 2016 and his employment agreement dated February 15, 2006 was deemed terminated as of such date. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 5.02 of this Current Report on Form 8-K regarding Mr. Marshall is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, on January 27, 2016, Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (“AEON”) was merged into a newly formed acquisition subsidiary of Authentidate Holding Corp. (the “Company”, or “Authentidate”), pursuant to a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated November 18, 2015, as Amended and Restated on January 26, 2016. Pursuant to the terms of the Merger Agreement, effective with the closing of the merger, Mr. William A. Marshall agreed to tender his resignation as Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company, to be effective no later than March 1, 2016. As the Company and Mr. Marshall did not further extend the term of his employment, Mr. Marshall’s resignation as the Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company became effective on March 1, 2016. Mr. Marshall’s employment agreement provides for certain severance payments and benefits following the termination of his employment. As of the date of this Current Report on Form 8-K, the Company has not entered into any new agreements with Mr. Marshall pertaining to his severance arrangements. Upon the Company’s entering into any such arrangements in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

(c) On March 3, 2016, the Company appointed Thomas P. Leahey its new interim Chief Financial Officer, effective immediately. As interim Chief Financial Officer, Mr. Leahey will also act as the Company’s treasurer and principal accounting officer on an interim basis. There are no family relationships between Mr. Leahey and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Leahey pursuant to Item 404(a) of Regulation S-K other than with respect to the terms of his engagement with the Company.

Thomas P. Leahey, Interim Chief Financial Officer. Mr. Leahey is a principal of the Atlanta-based audit, tax and advisory firm Windham Brannon, P.C. and leads the Strategic Growth Advisory Practice at the firm. Mr. Leahey has over 25 years experience in finance and executive management in a variety of high – growth environments including software, managed services and professional services companies. In 2011, Mr. Leahey started Latitude Growth Partners, a firm dedicated to assisting companies navigate episodic events and key inflection points and assuming key operating and financial roles. In 2014, Windham Brannon acquired Latitude. Previously, beginning in 2008, Mr. Leahey served in a business development and investor relations roles at Galtere International Fund, a global macro hedge fund and assisted in the initial capitalization of a private equity vehicle and worked with a number of funds and financial institutions to facilitate investment. From 2004 to 2008, Mr. Leahey was CFO of NetworkD, which was a provider of infrastructure management software and led the sale of the company in 2008 to a private equity fund. Prior to that, Mr. Leahey was COO of STI Knowledge – a provider of outsourced technical support and facilitated the full equity sale of the company in 2003. Mr. Leahey began his career as a corporate banker at Fleet Financial Group and Wachovia Bank where he last served as Vice President of Corporate Finance. Following ten years in banking he joined Maxim Group in 1993 and became its Executive Vice President and Treasurer and was elected to its board of directors. Mr. Leahey is 54 years old and received his BS Degree in Economics from Florida State University.

Mr. Leahey’s services will be provided to the Company pursuant to an engagement agreement between the Company and Windham Brannon, P.C. The agreement provides for a minimum term of 90 days and will renew at the end of each 30 day period unless terminated by the Company. Under this agreement, the Company will pay Windham Brannon a monthly fee of $12,500 for Mr. Leahey’s services.

Item 8.01	Other Events.

On March 4, 2016, the Company issued a press release regarding the matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

No.	Description

Exhibit 99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ William P. Henry
Name: William P. Henry
Title: Chief Operating Officer

Date: March 7, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Authentidate Holding Corp.

5